Exhibit 23.2
Consent of independent registered public accounting firm
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-190614, 333-196840, 333-205642, and 333-213065) and on Form S-3 (No. 333-198598) of Intrexon Corporation of our report dated February 24, 2016, relating to the financial statements of ZIOPHARM Oncology, Inc. appearing in the Annual Report on Form 10-K of Intrexon Corporation for the year ended December 31, 2016.
/s/ RSM US LLP
Boston, Massachusetts
March 1, 2017